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                                                                    EXHIBIT 3.46

                                     BY-LAWS

                                       OF

                           NORWICH AERO PRODUCTS, INC.

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                                                                               .
                                                                               .
                                                                               .

                           NORWICH AERO PRODUCTS, INC.

                           SEPTEMBER 21, 1983 BY-LAWS

                                   AMENDMENTS

     DATE OF
    AMENDMENT           SECTION                EFFECT OF AMENDMENT
6/11/03               Article III    The Board shall be composed of not less
Shareholder Action    Section 2      than one nor more than five Directors
                                     with the specific number to be set by
                                     resolution of the Board or the
                                     shareholders.

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                                     BY-LAWS

                                       of

                           NORWICH AERO PRODUCTS, INC.

                               ARTICLE I - OFFICES

         The principal office of the corporation shall be in the State of New York, County of Chenango. The corporation may also have offices at such other places within or without the State of New York as the business of the corporation may require.

                            ARTICLE II - SHAREHOLDERS

1.       PLACE OF MEETINGS.

         Meetings of shareholders shall be held at the principal office of the corporation or at such place as the board shall authorize.

2.       ANNUAL MEETING.

         The annual meeting of the shareholders shall be held on the third Wednesday of April at 1:30 p.m. in each year if not a legal holiday, and, if a legal holiday, then on the next business day following, when the shareholders shall elect a board and transact such other business as may properly come before the meeting.

3.       SPECIAL MEETINGS.

         Special meetings of the shareholders may be called by the board or by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.       FIXING RECORD DATE.

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the

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allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5.       NOTICE OF MEETINGS OF SHAREHOLDERS.

         Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.       WAIVERS.

         Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.       QUORUM OF SHAREHOLDERS.

         The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

         When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

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         The shareholders present may adjourn the meeting despite the absence of a quorum.

8.       PROXIES.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.       QUALIFICATION OF VOTERS.

         Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

10.      VOTE OF SHAREHOLDERS.

         Except as otherwise required by statute:

         (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

         (b) all other corporate action shall be authorized by a majority of the votes cast.

11.      WRITTEN CONSENT OF SHAREHOLDERS.

         Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon.

                             ARTICLE III - DIRECTORS

1.       BOARD OF DIRECTORS.

         Subject to any provision in the certificate of incorporation, the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age and need not be shareholders.

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2.       NUMBER OF DIRECTORS.

         The number of directors shall be not less than five (5) nor more than nine (9).

3.       ELECTION AND TERM OF DIRECTORS.

         At each annual meeting of shareholders, the shareholders shall elect directors to hold office. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

4.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5.       REMOVAL OF DIRECTORS.

         Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

6.       RESIGNATION.

         A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.       QUORUM OF DIRECTORS.

         Unless otherwise provided in the certificate of incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

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8.       ACTION OF THE BOARD.

         (a) Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

         (b) Any action required or permitted to be taken by the board may be taken without a meeting if all members of the board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board shall be filed with the minutes of the proceedings of the board.

         (c) Any one or more members of the board may participate in a meeting of the board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

9.       PLACE AND TIME OF BOARD MEETINGS.

         The board may hold its meetings at the office of the corporation or at such other places as it may from time to time determine.

10.      REGULAR ANNUAL MEETING.

         A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

11.      NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

         (a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three days notice to each director, either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of three directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

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         (b)      A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

         (c) added June 20, 1990: Special meetings of the Board of Directors may be held by means of a telephone conference or equipment of similar communication capability by means of which all Directors participating in the meeting can hear each other. Participating in a meeting by telephone or similar communications equipment shall constitute presence in person at the special meeting, except where a Director participates in a meeting for the sole purpose of objecting to the transaction of any business on the ground that the special meeting has not be lawfully convened or called.

12.      CHAIRMAN.

         At all meetings of the board the president, or in his absence, a chairman chosen by the board, shall preside.

13.      (added 10-15-86) EXECUTIVE COMMITTEE

         The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee of three or more members, pursuant to the provisions of Section 712 of the Business Corporation Law. Such committee shall have authority to consider and act upon any matter of corporate business or policy which may come or be brought before it when the Board of Directors is not in session, subject to the limitations and exceptions stated in said Section 712 of the Business Corporation Law, in like manner and with like force and effect as the Board of Directors would be authorized to do.

                              ARTICLE IV - OFFICERS

1.       OFFICES, ELECTION, TERM.

         (a) The board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

         (b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

         (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

2.       REMOVAL, RESIGNATION, SALARY, ETC.

         (a) Any officer elected or appointed by the board may be removed by the board with or without cause.

         (b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a

                                      -6-

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successor to fill the unexpired term.

         (c) Any two or more offices may be held by the same person, except the offices of president and secretary, provided that if all the outstanding stock is owned by one person, such person may hold all or any combination of offices.

3.       PRESIDENT.

         The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and of the board, he shall have the management of the

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business of the corporation, subject to the direction and control of the board of directors, and he shall see that all orders and resolutions of the board are carried into effect except in those instances in which that responsibility is specifically assigned to some other person.

4.       VICE-PRESIDENTS.

         During the absence or disability of the president, or in the event of his or her refusal to act, the vice-president, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

5.       SECRETARY.

         The secretary shall:

         (a)      attend all meetings of the board and of the shareholders;

         (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

         (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board in accordance with the provisions of these by-laws or as required by law;

         (d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

         (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

         (f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner;

         (g)      perform such other duties as may be prescribed by the board.

6.       ASSISTANT-SECRETARIES.

         During the absence or disability of the secretary, the assistant-secretary, if there is one elected, shall have all the powers and functions of the secretary.

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7.       TREASURER.

         The treasurer shall:

         (a)      have the custody of the corporate funds and securities;

         (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

         (c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

         (d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

         (e) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

         (f) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board or the president.

              ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. Subject to the conditions and qualifications set forth in the Business Corporation Law of the State of New York, the corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of

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service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

2. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

3. For the purpose of this Article V, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                      ARTICLE VI - CERTIFICATES FOR SHARES

1.       CERTIFICATES.

         The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal. They may exhibit such legends as are determined by the Board of Directors.

2.       LOST OR DESTROYED CERTIFICATES.

         The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or

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destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.

3.       TRANSFERS OF SHARES.

         (a) Upon the surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and unless otherwise restricted by law or by written agreement executed by the corporation, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

         (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4.       CLOSING TRANSFER BOOKS.

         The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                             ARTICLE VII - DIVIDENDS

         Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine.

                          ARTICLE VIII - CORPORATE SEAL

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         The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                      ARTICLE IX - EXECUTION OF INSTRUMENTS

         All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                             ARTICLE X - FISCAL YEAR

         The fiscal year shall begin the first day of January in each year.

                           ARTICLE XI - BY-LAW CHANGES

AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

         (a) The by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board.

         (b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

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